CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272979 on Form S-6 of our report dated August 1, 2023, relating to the financial statement of FT 10906, comprising Balanced Income Equity and ETF Portfolio, Series 63, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 1, 2023